UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PETRON ENERGY II, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-160517	26-3121630
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2013 Equity Incentive Plan (Full Title of Plan)
17950 Preston Road, Suite 960 Dallas, Texas 75252
(Address of principal executive offices)
(972) 272-8190
(Registrant’s Telephone Number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	3,000,000	$0.05	$150,000	$20.46

(1) This Registration Statement also covers such indeterminate number of shares of common stock as may be issuable from time to time in respect of stock splits, stock dividends and similar transactions as contemplated by Rule 416 under the Securities Act of 1933, as amended, and the anti-dilution provisions of the Registrant’s 2013 Equity Incentive Plan.

(2)	Pursuant to Rule 457 of the Securities Act of 1933, as, the proposed maximum offering price per share is estimated solely for the purpose of computing the registration fee and is based on the average of the high and low sale prices of the common stock as reported on the Over-the-Counter Bulletin Board (the “OTCBB”). Our Common Stock is listed on the OTCBB under the trading symbol “PEII.”

EXPLANATORY NOTE

We are filing this Post-Effective Amendment No. 3 (“Amendment No. 3 or S-8/A3”) to amend our Form S-8, which was originally filed with the Securities and Exchange Commission (the “SEC”) on August 21, 2013 (the “Original Registration Statement”), Post-Effective Amendment No. 1, which was originally filed with the SEC on September 19, 2013 and withdrawn on October 24, 2014, and Post-Effective Amendment No. 2, which was originally filed with the SEC on October 13, 2013, for the purpose of restating the number of securities registered hereto to be equal to that certain number of securities registered under the Original Registration Statement.

No other changes have been made to this Form S-8 registration statement. This Amendment No. 3 does not reflect events that have occurred after the August 21, 2013 filing date of the original Form S-8, or modify or update the disclosures presented therein, except to reflect the amendment described above.

This Registration Statement for Petron Energy II, Inc., a Nevada corporation (the “Company”), contains two parts. The first part contains a re-offer prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with the General Instruction C to Form S-8) which covers reoffers and resales of “control securities” (as such term is defined in General Instruction C to Form S-8) of the Company. The reoffer prospectus relates to up to 1,900,000 shares of Common Stock that have been issued to Mr. David Knepper in connection with his current affiliation with the Company as a member of the Company’s Board of Directors. The Company has awarded Mr. Knepper 1,900,000 shares of common stock representing the conversion of $19,569.51 of total accrued compensation converted at a rate of $0.0102997421 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Zouvas Law Group P.C., 2368 Second Avenue, San Diego, CA 92101, telephone (619) 688-1715.

Note : The re-offer prospectus referred to in the Explanatory Note follows this page.

PETRON ENERGY II, INC.

REOFFER PROSPECTUS

1,900,000 Shares of Common Stock

This Prospectus relates to shares (the “Shares”) of Common Stock, par value $0.001 per share (“Common Stock”), of Petron Energy II, Inc., a Nevada corporation (the “Company”) which may be offered and sold from time to time by a certain shareholder of the Company (the “Selling Shareholder”) who has acquired  such Shares pursuant to various Agreements  with the Company.  See “Selling Shareholders.”

We will not receive any of the proceeds from the sale of these shares by the Selling Shareholder.   See “Use of Proceeds.”

We have agreed to pay the expenses in connection with the registration of these Shares.

Our Common Stock is listed on the Over-the-Counter Bulletin Board, also called the OTCBB, under the trading symbol “PEII.OB.” The last reported trade price for our Common Stock on October 18, 2013, was $0.0074 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” SECTION OF THIS PROSPECTUS FOR CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus.  Accordingly, it does not contain all of the information that may be important to you.  You should read this entire prospectus carefully, including the information under “Risk Factors” and the consolidated financial statements and the notes thereto included elsewhere in this prospectus before making an investment decision.  Unless the context otherwise requires, references to “we,” “us” or “our” refer collectively to Petron Energy II, Inc.

Our Business

The Company was incorporated in Nevada in June 2007 as a development stage company which planned to operate as a restaurant holding company, specializing in the development and expansion of proven independent restaurant concepts into multi-unit locations through corporate-owned stores, licensing, and franchising opportunities, funding permitting. In connection with our entry into and the closing of the Asset Purchase Agreement with Petron Energy Special Corp. (“Petron Special”), described below, we changed our business focus to oil and gas exploration and production and related operations and ceased undertaking any restaurant related operations.

Acquisition of Company by Petron Energy Special Corp.

On August 9, 2011, David Cho, the Company’s then Chief Executive Officer and Director and then 54.4% owner of the Company’s common stock (550,000,000 shares or 5,500,000 pre-forward split shares); Pete Wainscott, the Company’s then Director and then 34.6% owner of the Company’s common stock (350,000,000 shares or 3,500,000 pre-forward split shares); and David M. Loev the then 9.9% owner of the Company’s common stock (100,000,000 shares, or 1,000,000 pre-forward split shares) (collectively the “Selling Shareholders”) entered into a Stock Purchase Agreement with Petron Special. Pursuant to the Stock Purchase Agreement, the Selling Shareholders sold an aggregate of 1,000,000,000 shares (10,000,000 pre-forward split) shares of the Company’s restricted common stock to Petron Special in consideration for $232,750 (the “Purchase Price”); provided that a required term and condition of the closing of the Stock Purchase Agreement was that the Company had no liabilities at closing. As such, a portion of the Purchase Price was used to satisfy the Company’s outstanding liabilities. As a result of the Stock Purchase Agreement, Petron Special, and Mr. Floyd Smith (“Mr. Smith”) through his control of Petron Special, became the owner of 98.9% of the Company’s outstanding shares.

Further, on August 12, 2011, the Company entered into an Asset Purchase Agreement with Petron Special (“Petron Asset Purchase Agreement”). Under the Petron Asset Purchase Agreement, the Company agreed to purchase substantially all of Petron Special’s assets (which consist of various oil and gas interests, leases and working interests and equipment, collectively, the “Assets”) and in consideration for 60,000,000 shares of the Company’s restricted common stock (the “Company Shares”). The 60,000,000 common shares were later adjusted to 78,511,478. The 78,511,478 shares were exchanged for all the preferred and common shares outstanding of Petron Special. The Petron Asset Purchase Agreement also required Petron Special to indemnify the Company from any liability associated with the Assets for actions which took place prior to the closing and for the Company to indemnify Petron Special against any liability associated with the Assets due to actions which may take place after the closing. The Petron Asset Purchase Agreement also includes a “non-compete provision,” which prohibits Petron Special and Floyd L. Smith from competing against the Company for a period of twelve (12) months from the closing of the Petron Asset Purchase Agreement. Additionally, the Petron Asset Purchase Agreement required that the Company agree to commit a minimum of $5,000 and 2,000,000 shares (20,000 pre-forward split shares) of common stock per month to investor relations services following the closing; and allowed the Company to enter into employment agreements with certain employees of Petron Special (provided that no such employment agreements, other than the Executive Employment Agreement with Mr. Smith have been entered into or agreed to, to date).

Assumption of Petron Special’s Agreement with ONE Energy Corp.

On August 8, 2011, Petron Special entered into an Asset Acquisition Agreement with ONE Energy Capital Corp., ONE Energy International Corp. and their affiliated parties (the “One Energy Asset Acquisition Agreement”). Pursuant to the One Energy Asset Acquisition Agreement, Petron Special agreed to acquire the assets of ONE Energy Capital Corp., ONE Energy International Corp. and their affiliated parties in aggregate consideration for shares of convertible preferred stock, contingent upon the mutual agreement of final closing agreements. The final closing agreements were consummated on February 9, 2012, as elaborated in greater detail below. Pursuant to the terms of the acquisition of the Company by Petron Special, the Company assumed Petron Special’s rights and obligations under the One Energy Asset Acquisition Agreement.

Plan of Reorganization and Asset Purchase Agreement with ONE Energy Corp. and Acquisition of Knox County Leases

On February 9, 2012, the Company entered into the “Plan of Reorganization and Asset Purchase Agreement” with ONE Energy International Corp, (“OEI”) a Nevada Corporation, and its Affiliate Companies, which was intended to represent the final closing definitive agreement contemplated by the One Energy Asset Acquisition Agreement described above.  Under the terms of the Plan of Reorganization and Asset Purchase Agreement, the Company acquired all of the owned by assets of OEI and its affiliates in exchange for 5,910,000 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”). The Series B Preferred Stock were scheduled to convert into common stock shares of the Company having a total value of $5,910,000, based on the average trading price of the Company’s common stock on the five trading days prior to the Conversion Date, which was on January 7, 2013. The Series B Preferred Stock vote one-for-one with the common stock shares of the Company and cannot be converted by the holders thereof if such conversion would result in the acquisition by such holder of more than 9.99% of the Company’s issued and outstanding common stock. It is also anticipated that the shareholders receiving the Series B Preferred Stock described also received warrants to purchase an aggregate of 10,000,000 shares of the Company’s common stock with an exercise price of $0.08 per share.

Pursuant to the Plan of Reorganization and Asset Purchase Agreement, the Company received interests in the Knox County Leases in the State of Texas, which are described in greater detail below.

Acquisition of Wagoner County Leases

On September 28, 2011, the Company entered into two Oil and Gas Leases and obtained rights to conduct oil and gas exploration and production activities on an aggregate of 320 acres (160 acres pursuant to each lease) located in Wagoner County, Oklahoma (the “Wagoner County Leases”). Pursuant to the lease agreements, we agreed to pay the lessees under each of the leases total consideration for such lease rights consisting of $10 at the time of the entry into the agreements and (a) 3/16th of all oil produced from the leased property; (b) 3/16th of all gas of whatever nature or kind produced or sold from the leased property; (c) 3/16th of the gross proceeds, from the mouth of the well, of any gas produced from any oil well and used to manufacture gasoline; and (d) certain other nominal fees, during the period any well is shut-in. The leases have a term of one (1) year, provided that they continue in effect thereafter for so long as oil or gas is produced on such leases by the Company, if any.

On January 6, 2012, the Company filed “Form 10 Type Information” on Form 8-K reflecting the fact that based on the foregoing and the current plan of operations that the Company, as of August 2011, ceased to be a “shell company” as that term is defined pursuant to Rule 405 of the Securities Act of 1933.

The Offering

The selling stockholder identified in this reoffer prospectus may offer and sell up to 1,900,000 shares of our common stock. These shares were issued pursuant to our 2013 Equity Incentive Plan.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Number of Shares Outstanding

There were 180,667,114 shares of our common stock issued and outstanding as of October 18, 2013.

Use of Proceeds

We will not receive any proceeds from the sale of any shares of our common stock by the selling shareholder.

RISK FACTORS

You should carefully consider the risks described below before making an investment in us.  The risks and uncertainties described below are not the only ones facing us, and there may be additional risks that we do not presently know of or that we presently consider immaterial.  All of these risks may impair our business operations.  If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected.  In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

Risk Factors.

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Form S-8, before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. The risks described below are not the only risks we will face. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment. The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to us , material risks related to our industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

There are numerous risks, known and unknown, that may prevent us from achieving our goals including, but not limited to, those described below. Additional unknown risks may also impair our financial performance and business operations. Our business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks. In such case, the market value of our securities could be detrimentally affected, and investors may lose part or all of their investment. Please refer to the information contained under the section entitled “Description of the Business” of this report for further details pertaining to our business and financial condition.

General Risks Related To the Company

We May Not Be Able To Continue Our Business Plan Without Additional Financing.

We will need to raise significant funding in the future, including approximately $2.5 million to continue our operations for the next 12 months and approximately $10 million in additional funding to expand our operations and acquire additional properties. In August 2011, the Company sold an aggregate of 6,462,900 shares of the Company’s restricted common stock to twelve “accredited investors” in private transactions for aggregate consideration of $387,774 or $0.06 per share in a private placement. In September and October 2011, the Company sold an aggregate of 4,333,300 shares of the Company’s restricted common stock to nine “accredited investors” in private transactions for aggregate consideration of $259,998 or $0.06 per share.  During the year ended December 31, 2012, the Company sold an aggregate of 717,175 (post-split) shares of the Company’s restricted common stock to 43 “accredited investors” in private transactions for aggregate consideration of $838,326. In April of 2013 the Company secured a $5 million revolving line of credit.

Moving forward we plan to rely on financing and additional funds from current investors of the Company and third party investors in order to support our operations and pay our expenses. Additional funding will likely come from debt and/or equity financing from the sale of our common stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our business operations. If we are unable to raise the funds we require, your investment could become worthless.

Shareholders May Be Diluted Significantly Through Our Efforts To Obtain Financing, Satisfy Obligations And/or Complete Acquisitions Through The Issuance Of Additional Shares Of Our Common Stock Or Other Securities.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy the Company’s obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or other securities (including the shares of convertible preferred stock that we have agreed to issue to shareholders of ONE Energy Capital Corp., ONE Energy International Corp. and their affiliated parties in connection with the Asset Acquisition Agreement described above). Additionally, moving forward, we may attempt to conduct acquisitions and/or mergers of other entities or assets using our common stock or other securities as payment for such transactions. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock and preferred stock with various preferences and other rights. If such transactions occur, this may result in substantial dilution of the ownership interests of existing shareholders, and dilute the book value of the Company’s common stock.

We Are Party to a Plan of Reorganization and Asset Purchase Agreement Pursuant to Which We Paid Significant Consideration For The Acquisition Of Certain Oil And Gas Assets, Which Consideration Caused Substantial Dilution To Our Existing Shareholders and May Cause Dilution in the Future.

Pursuant to the Plan of Reorganization and Asset Purchase Agreement, the Company agreed to acquire the assets of ONE Energy Capital Corp., ONE Energy International Corp. and their affiliated parties in aggregate consideration for 5,910,00 shares of the Company’s Series B Convertible Preferred stock. Under the Plan of Reorganization and Asset Purchase Agreement, these shares of Series B Convertible preferred stock convert into common shares of the Company having a total value of $5,910,000, based on the average trading price of the Company’s common stock on the five days prior to the date of conversion; vote one-for-one with the common shares; cannot be converted by the holders thereof if such conversion would result in the acquisition by such holder of more than 9.99% of the Company’s outstanding stock (the “Ownership Limitation”). 4,189,542 shares of the Series B Convertible stock have been converted into an aggregate of 19,255,145 shares of the common stock of the Company. At May 13, 2013, we had 1,720,458 shares of Series B Convertible Preferred Stock issued and outstanding which had not converted because of the Ownership Limitation. The shareholders receiving the convertible preferred stock described above also received warrants to purchase an aggregate of 1,000,000 (post-split) shares of the Company’s common stock with an exercise price of $0.08 per share.

Our Chief Executive Officer, Floyd L. Smith, Holds Series A Preferred Stock Which Will Provide Him Continuing Voting Control Over the Company, And As A Result, He Will Exercise Significant Control Over Corporate Decisions.

Floyd L. Smith, our President and Director, has beneficial ownership of the entire class of the Company’s Series A Preferred Stock, which voting together as a class, have the right to vote 51% of the Company’s voting shares on any and all shareholder matters. Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

The Series A Preferred Stock also includes a provision which provides that in the event that Mr. Smith dies or becomes disabled within eighteen months of the issuance date of the Series A Preferred Stock to Mr. Smith, that ASL Energy Corp. and or its assigns shall have the right, with 61 days prior written notice to the Company to assume the ownership of and/or the rights associated with such shares of Series A Preferred Stock (the “Assignment Rights”). Other than the Super Majority Voting Rights, the Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever.

As a result of the above, Mr. Smith exercises control in determining the outcome of corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have no say in the direction of the Company and the election of Directors. Investors in the Company should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will have no effect on the outcome of corporate decisions or the election of Directors. Furthermore, investors should be aware that Mr. Smith may choose to elect new Directors to the Board of Directors of the Company and/or take the Company in a new business direction altogether, and, as a result, current shareholders of the Company will have little to no say in such matters.

Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Resale Restrictions Pursuant To Rule 144, Due To Our Previous Status As A “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“ Rule 144 ”), a “ shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, prior to the completion of the Asset Purchase Agreement and our related Form 8-K filing, we had been considered a “ shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 were not able to be made until: 1) we had ceased to be a “ shell company,” which occurred after the closing the Asset Purchase Agreement); 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from that date. “Form 10 information” has been filed with the Commission reflecting the Company’s status as a “non-shell company,” incorporated by reference as filed with the Commission on Form 8-K on January 6, 2012.

Pursuant to Rule 144, a one year waiting period from the time of filing was required to “cure” the Company’s previous “shell” status. Our “shell” status was thus cured on January 6, 2013 and shareholders of the Company who hold and purchase in the future any restricted securities of the Company will have Rule 144 available if all other requirements of the rule are met.

We Rely Upon Key Personnel And If They Leave Us, Our Business Plan And Results Of Operations Could Be Adversely Affected.

We rely heavily on our Chief Executive Officer and Director, Floyd L. Smith (“Mr. Smith”). His experience and input creates the foundation for our business and he is responsible for the directorship and control over our operations. We do currently have an employment agreement with Mr. Smith (as described above), and we put into place a "key man" insurance policy on Mr. Smith in the amount of $3,000,000. Moving forward, should we lose the services of Mr. Smith, for any reason, we will incur costs associated with recruiting a replacement and delays in our operations. If we are unable to replace Mr. Smith with another suitably trained individual or individuals, we may be forced to scale back or curtail our business plan. As a result of this, your investment in us could become devalued or worthless and we may be forced to abandon or change our business plan.

Our Management Lacks Experience In and With Publicly-Traded Companies.

While we rely heavily on Floyd L. Smith, our Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director and our other Director, David Knepper, they have no experience serving as an officer or Director of a publicly-traded company, or experience with the reporting requirements which public companies are subject to. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to their ultimate lack of experience with publicly-traded companies in general.

Our Insurance Coverage May Be Inadequate To Insure Against All Material Risks.

Moving forward, we plan to acquire insurance against some, but not all of the potential risks and losses our operations are subject to. There can be no assurance that insurance obtained by us will be adequate to and/or in sufficient amounts necessary to cover all losses or liabilities. The occurrence of a significant event, not fully insured or indemnified against, could have materially adverse effects on our financial condition and operations, which could lead to any investment in the Company becoming worthless.

We May Not Be Able To Successfully Manage Our Growth, Which Could Lead To Our Inability To Implement Our Business Plan.

Our growth is expected to place a significant strain on our managerial, operational and financial resources, especially considering that we currently only have two Directors and one executive officer. Further, as we enter into additional contracts, we will be required to manage multiple relationships with various consultants, businesses and other third parties. These requirements will be exacerbated in the event of our further growth. There can be no assurance that our systems, procedures and/or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully implement our business plan. If we are unable to manage our growth effectively, our business, results of operations and financial condition will be adversely affected, which could lead to us being forced to abandon or curtail our business plan and operations.

We Have A Limited Operating History In Our Current Business Focus Of Oil And Gas Production And Because Of This It May Be Difficult To Evaluate Our Chances For Success.

We were formed in August 1, 2008 as a company specializing in restaurant consulting and investment activities; provided that we only generated limited revenues in connection with such operations, and changed our business focus to oil and gas exploration activities in connection with our acquisition by Petron Special in August 2011 (described above). As such, we have a limited history in our current business focus of oil and gas exploration. We are a relatively new company and, as such, run a risk of not being able to compete in the marketplace because of our relatively short existence. New companies in the competitive environment of oil and gas exploration may face significant competition, and as a result, we may be forced to abandon or curtail our business plan. Under such a circumstance, the value of any investment in us may become worthless.

We Incur Significant Increased Costs As A Result Of Operating As A Fully Reporting Company As Well As In Connection With Section 404 Of The Sarbanes Oxley Act.

We incur legal, accounting and other expenses in connection with our status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the " Sarbanes-Oxley Act ") and rules subsequently implemented by the SEC have imposed various requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 and our continued status as a publicly reporting company will require that we incur substantial accounting, legal and filing expenses and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Articles Of Incorporation, As Amended, And Bylaws Limit The Liability Of, And Provide Indemnification For, Our Officers And Directors.

Our Articles of Incorporation, as amended, generally limit our officers' and Directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or Director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws provide indemnification for our officers and Directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or Director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a " Proceeding ") to which the officer or Director is made a party or is threatened to be made a party, or in which the officer or Director is involved by reason of the fact that he is or was an officer or Director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is an alleged action in an official capacity as an officer or Director, or in any other capacity while serving as an officer or Director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and Directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

Risks Relating To The Oil And Gas Operations Of The Company

Oil, Gas And Natural Gas Liquid Prices Are Volatile.

We anticipate that our future financial results will be highly dependent on the general supply and demand for oil, gas and natural gas liquids (“NGLs”), which will impact the prices we ultimately realize on our future sales of these commodities. A significant downward movement of the prices for these commodities could have a material adverse effect on our future revenues, operating cash flows and profitability. Such a downward price movement could also have a material adverse effect on our future estimated proved reserves, the carrying value of our future oil and gas properties, the level of planned drilling activities and future growth. Historically, market prices have been volatile and are likely to continue to be volatile in the future due to numerous factors beyond our control. These factors include, but are not limited to:

•	consumer demand for oil, gas and NGLs;

•	conservation efforts;

•	OPEC production levels;

•	weather;

•	regional pricing differentials;

•	differing quality of oil produced (i.e., sweet crude versus heavy or sour crude);

•	differing quality and NGL content of gas produced;

•	the level of imports and exports of oil, gas and NGLs;

•	the price and availability of alternative fuels;

•	the overall economic environment; and

•	Governmental regulations and taxes.

Estimates Of Oil, Gas And NGL Reserves Are Uncertain.

The process of estimating oil, gas and NGL reserves is complex and requires significant judgment in the evaluation of available geological, engineering and economic data for each reservoir, particularly for new discoveries. Because of the high degree of judgment involved, different reserve engineers may develop different estimates of reserve quantities and related revenue based on the same data. In addition, the reserve estimates for a given reservoir may change substantially over time as a result of several factors including additional development activity, the viability of production under varying economic conditions and variations in production levels and associated costs. Consequently, material revisions to our future reserve estimates may occur as a result of changes in any of these factors. Such revisions to reserves could have a material adverse effect on our future estimates of future net revenue, as well as our financial condition and profitability.

Discoveries Or Acquisitions Of Additional Reserves Will Be Needed To Avoid A Material Decline In Future Reserves And Production.

The production rates from oil and gas properties generally decline as reserves are depleted, while related per unit production costs generally increase, due to decreasing reservoir pressures and other factors. Therefore, we anticipate our future estimated proved reserves and future oil, gas and NGL production will decline materially as future reserves are produced unless we conduct successful exploration and development activities or, unless we identify additional producing zones in existing wells, secondary or tertiary recovery techniques, or acquire additional properties containing proved reserves. Consequently, our future oil, gas and NGL production and related per unit production costs will be highly dependent upon our level of success in finding or acquiring additional reserves.

Future Exploration And Drilling Results Are Uncertain And Involve Substantial Costs.

Substantial costs are often required to locate and acquire properties and drill exploratory wells. Such activities are subject to numerous risks, including the risk that we will not encounter commercially productive oil or gas reservoirs. The costs of drilling and completing wells are often uncertain. In addition, oil and gas properties can become damaged or drilling operations may be curtailed, delayed or canceled as a result of a variety of factors including, but not limited to:

•	unexpected drilling conditions;

•	pressure or irregularities in reservoir formations;

•	equipment failures or accidents;

•	fires, explosions, blowouts and surface cratering;

•	adverse weather conditions;

•	lack of access to pipelines or other transportation methods;

•	environmental hazards or liabilities; and

•	Shortages or delays in the availability of services or delivery of equipment.

A significant occurrence of one of these factors could result in a partial or total loss of our future investment in a particular property. In addition, drilling activities may not be successful in establishing proved reserves. Such a failure could have an adverse effect on our future results of operations and financial condition. While both exploratory and developmental drilling activities involve these risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons.

Industry Competition For Leases, Materials, People And Capital Can Be Significant.

Strong competition exists in all sectors of the oil and gas industry. We plan to compete with major integrated and other independent oil and gas companies for the acquisition of oil and gas leases and properties. We also plan to compete for the equipment and personnel required to explore, develop and operate properties. Competition is also prevalent in the marketing of oil, gas and NGLs. Typically, during times of high or rising commodity prices, drilling and operating costs will also increase. Higher prices will also generally increase the costs of properties available for acquisition. Our competitors have financial and other resources substantially larger than ours. They also may have established strategic long-term positions and relationships in areas in which we may seek new entry. As a consequence, we may be at a competitive disadvantage in bidding for properties. In addition, many of our larger competitors may have a competitive advantage when responding to factors that affect demand for oil and gas production, such as changing worldwide price and production levels, the cost and availability of alternative fuels, and the application of government regulations.

Public Policy, Which Includes Laws, Rules and Regulations, Can Change.

Our planned operations are subject to federal laws, rules and regulations in the United States. In addition, we will also be subject to the laws and regulations of various states and local governments. Pursuant to public policy changes, numerous government departments and agencies have issued extensive rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. Changes in such public policies could affect our planned operations. Political developments can restrict production levels, enact price controls, change environmental protection requirements, and increase taxes, royalties and other amounts payable to governments or governmental agencies. Existing laws and regulations can also require us to incur substantial costs to maintain regulatory compliance. Our future projected operating and other compliance costs could increase if existing laws and regulations are revised or reinterpreted or if new laws and regulations become applicable to our operations. Although we are unable to predict changes to existing laws and regulations, such changes could significantly impact our future profitability, financial condition and liquidity, particularly changes related to hydraulic fracturing, income taxes and climate change as discussed below.

Hydraulic Fracturing— The U.S. Congress is currently considering legislation to amend the federal Safe Drinking Water Act to require the disclosure of chemicals used by the oil and natural-gas industry in the hydraulic-fracturing process. Currently, regulation of hydraulic fracturing is primarily conducted at the state level through permitting and other compliance requirements. This legislation, if adopted, could establish an additional level of regulation and permitting at the federal level.

Income Taxes— The U.S. President’s recent budget proposals include provisions that would, if enacted, make significant changes to United States tax laws. The most significant change would eliminate the immediate deduction for intangible drilling and development costs.

Climate Change— Policy makers in the United States are increasingly focusing on whether the emissions of greenhouse gases, such as carbon dioxide and methane, are contributing to harmful climatic changes. Policy makers at both the United States federal and state level have introduced legislation and proposed new regulations that are designed to quantify and limit the emission of greenhouse gases through inventories and limitations on greenhouse gas emissions. Legislative initiatives to date have focused on the development of cap-and-trade programs. These programs generally would cap overall greenhouse gas emissions on an economy-wide basis and require major sources of greenhouse gas emissions or major fuel producers to acquire and surrender emission allowances. Cap-and-trade programs would be relevant to our planned operations because the equipment we plan to use to explore for, develop, produce and process oil and natural gas emits greenhouse gases. Additionally, the combustion of carbon-based fuels, such as the oil, gas and NGLs we plan to sell, emits carbon dioxide and other greenhouse gases.

We Will Incur Certain Costs To Comply With Government Regulations, Particularly Regulations Relating To Environmental Protection And Safety, And Could Incur Even Greater Costs In The Future.

Our exploration, production and marketing operations are regulated extensively at the federal, state and local levels and are subject to interruption or termination by governmental and regulatory authorities based on environmental or other considerations. Moreover, we have incurred and will continue to incur costs in our efforts to comply with the requirements of environmental, safety and other regulations. Further, the regulatory environment in the oil and gas industry could change in ways that we cannot predict and that might substantially increase our costs of compliance and, in turn, materially and adversely affect our business, results of operations and financial condition.

Specifically, as an owner or lessee and operator of crude oil and natural gas properties, we are subject to various federal, state, and local regulations relating to the discharge of materials into, and the protection of, the environment. These regulations may, among other things, impose liability on us for the cost of pollution cleanup resulting from operations, subject us to liability for pollution damages and require suspension or cessation of operations in affected areas. Moreover, we are subject to the United States (U.S.) Environmental Protection Agency's (U.S. EPA) rule requiring annual reporting of greenhouse gas (GHG) emissions. Changes in, or additions to, these regulations could lead to increased operating and compliance costs and, in turn, materially and adversely affect our business, results of operations and financial condition.

We are aware of the increasing focus of local, state, national and international regulatory bodies on GHG emissions and climate change issues. In addition to the U.S. EPA's rule requiring annual reporting of GHG emissions, we are also aware of legislation proposed by U.S. lawmakers to reduce GHG emissions.

Additionally, there have been various proposals to regulate hydraulic fracturing at the federal level. Currently, the regulation of hydraulic fracturing is primarily conducted at the state level through permitting and other compliance requirements. Any new federal regulations that may be imposed on hydraulic fracturing could result in additional permitting and disclosure requirements (such as the reporting and public disclosure of the chemical additives used in the fracturing process) and in additional operating restrictions. In addition to the possible federal regulation of hydraulic fracturing, some states and local governments have considered imposing various conditions and restrictions on drilling and completion operations, including requirements regarding casing and cementing of wells, testing of nearby water wells, restrictions on the access to and usage of water and restrictions on the type of chemical additives that may be used in hydraulic fracturing operations. Such federal and state permitting and disclosure requirements and operating restrictions and conditions could lead to operational delays and increased operating and compliance costs and, moreover, could delay or effectively prevent the development of crude oil and natural gas from formations which would not be economically viable without the use of hydraulic fracturing.

We will continue to monitor and assess any new policies, legislation, regulations and treaties in the areas where we operate to determine the impact on our operations and take appropriate actions, where necessary. We are unable to predict the timing, scope and effect of any currently proposed or future laws, regulations or treaties, but the direct and indirect costs of such laws, regulations and treaties (if enacted) could materially and adversely affect our business, results of operations and financial condition.

Environmental Matters And Costs Can Be Significant.

As an owner, lessee or operator of oil and gas properties, we will be subject to various federal, state, provincial, tribal and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on us for the cost of pollution clean-up resulting from our operations in affected areas. Any future environmental costs of fulfilling our commitments to the environment are uncertain and will be governed by several factors, including future changes to regulatory requirements. There is no assurance that changes in or additions to public policy regarding the protection of the environment will not have a significant impact on our planned operations and profitability.

Insurance Does Not Cover All Risks.

Exploration, development, production and processing of oil, gas and NGLs can be hazardous and involve unforeseen occurrence including, but not limited to blowouts, cratering, fires and loss of well control. These occurrences can result in damage to or destruction of wells or production facilities, injury to persons, loss of life, or damage to property or the environment. We plan to maintain insurance against certain losses or liabilities in accordance with customary industry practices and in amounts that management believes to be prudent. However, insurance against all operational risks will not be available to us.

Because Of The Inherent Dangers Involved In Oil And Gas Exploration, There Is A Risk That We May Incur Liability Or Damages As We Conduct Our Business Operations, Which Could Force Us To Expend A Substantial Amount Of Money In Connection With Litigation And/or A Settlement.

The oil and natural gas business involves a variety of operating hazards and risks such as well blowouts, pipe failures, casing collapse, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, spills, pollution, releases of toxic gas and other environmental hazards and risks. These hazards and risks could result in substantial losses to us from, among other things, injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations. In addition, we may be liable for environmental damages caused by previous owners of property purchased and/or leased by us. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for the purchase of properties and/or property interests, exploration, development or acquisitions or result in the loss of properties and/or force us to expend substantial monies in connection with litigation or settlements. As such, there can be no assurance that any insurance obtained by us in the future will be adequate to cover any losses or liabilities. We cannot predict the availability of insurance or the availability of insurance at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could materially and adversely affect our financial condition and operations. We may elect to self-insure if management believes that the cost of insurance, although available, is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations, which could lead to any investment in us becoming worthless.

Risks Relating To Our Securities

We Have Not And Do Not Anticipate Paying Any Cash Dividends On Our Common Stock And Because Of This Our Securities Could Face Devaluation In The Market.

We have paid no cash dividends on our common stock to date and it is not anticipated that any cash dividends will be paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of our business operations, it is anticipated that any earnings will be retained to finance our business operations and future expansion.

The Market For Our Common Stock Will Be Subject To Fluctuations.

Our common stock is quoted on the Over-The-Counter Bulletin Board (the “OTCBB”) under the symbol “PEII”. We anticipate the market for our common stock on the OTCBB to be subject to fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;

(2)	our ability to generate revenues;

(3)	conditions and trends in the market for oil and natural gas; and

(4)	future acquisitions we may make.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates, or government regulations may adversely affect the market price and liquidity of our common stock.

If We Are Late In Filing Our Quarterly Or Annual Reports With The Securities and Exchange Commission Or A Market Maker Fails To Quote Our Common Stock On The Over-The-Counter Bulletin Board For A Period Of More Than Four Days, We May Be De-Listed From The Over-The-Counter Bulletin Board.

Pursuant to Over-The-Counter Bulletin Board ("OTCBB") rules relating to the timely filing of periodic reports with the Securities and Exchange Commission (“SEC”), any OTCBB issuer which fails to file a periodic report (Form 10-Q or 10-K) by the due date of such report (not withstanding any extension granted to the issuer by the filing of a Form 12b-25), three times during any 24 month period is automatically de-listed from the OTCBB. Such removed issuer would not be re-eligible to be listed on the OTCBB for a period of one year, during which time any subsequent late filing would reset the one-year period of de-listing. Additionally, if a market maker fails to quote our common stock on the OTCBB for a period of more than four consecutive days, we will be automatically delisted from the OTCBB. If we are late in our filings three times in any 24 month period and are de-listed from the OTCBB or are automatically delisted for failure of a market maker to quote our stock, our securities may become worthless and we may be forced to curtail or abandon our business plan.

Investors May Face Significant Restrictions On The Resale Of Our Common Stock Due To Federal Regulations Of Penny Stocks.

Our common stock will be subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended, as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

State Securities Laws May Limit Secondary Trading, Which May Restrict The States In Which And Conditions Under Which You Can Sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Because We Are Not Subject To Compliance With Rules Requiring The Adoption Of Certain Corporate Governance Measures, Our Stockholders Have Limited Protections Against Interested Director Transactions, Conflicts Of Interest And Similar Matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We do not currently have an independent audit or compensation committee. As a result, our Directors have the ability to, among other things; determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to Director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Nevada Law And Our Articles Of Incorporation Authorize Us To Issue Shares Of Stock, Which Shares May Cause Substantial Dilution To Our Existing Shareholders.

We have authorized capital stock consisting of 1,000,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders. Additionally, shares of preferred stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding. As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares (similar to the Shares A Preferred Stock previously issued by the Board of Directors), provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders.

Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock, which we may issue may be exacerbated given the fact that such preferred stock may have super majority voting rights (similar to the Series A Preferred Stock already issued and outstanding) and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this filing and/or give those holders the power to prevent or cause a change in control. As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Under the Private Securities Litigation Reform Act of 1995, companies are provided with a “safe harbor” for making forward-looking statements about the potential risks and rewards of their strategies.  Forward-looking statements often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions.  In this prospectus, forward-looking statements also include:

·	Statements about our business plans;
·	Statements about the potential for the development, regulatory approval and public acceptance of new products;

·	Estimates of future financial performance;
·	Predictions of national or international economic, political or market conditions;

·	Statements regarding other factors that could affect our future operations or financial position; and
·	Other statements that are not matters of historical fact.

Our ability to achieve our goals depends on many known and unknown risks and uncertainties, including changes in general economic and business conditions.  These factors could cause our actual performance and results to differ materially from those described or implied in forward-looking statements.  Factors that could cause or contribute to such differences include, among others:

·	The success of our research and development activities and the speed with which regulatory authorizations and product launches may be achieved;
·	Our ability to continue to manage our costs;
·	Our ability to successfully market new and existing products in new and existing domestic and international markets;

·	The effect of weather conditions and commodity markets on the agriculture business;
·	Our exposure to lawsuits and other liabilities and contingencies;

·	The accuracy of our estimates and projections, for example, those with respect to product returns and grower use of our products and related distribution inventory levels;
·	Our ability to obtain payment for the products that we sell;

·	The effects of our accounting policies and changes in generally accepted accounting principles;
·	Our ability to fund our short-term financing needs;

·	General economic and business conditions; and
·	Any changes in business, political and economic conditions due to threat of future terrorist activity and related military action.

These forward-looking statements speak only as of the date of this prospectus.  We believe it is in the best interest of our investors to use forward-looking statements in discussing future events.  However, we are not required to, and you should not rely on us to, revise or update these statements or any factors that may affect actual results, whether as a result of new information, future events or otherwise.

Any of these risks could cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements contained in this quarterly report.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

THE OFFERING

The selling stockholder identified in this reoffer prospectus may offer and sell up to 1,900,000 shares of our common stock. These shares were issued pursuant to our 2013 Equity Incentive Plan.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of Shares to the Selling Shareholder.

DETERMINATION OF OFFERING PRICE

The selling stockholder may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

SELLING SHAREHOLDERS

This prospectus relates to shares of our Common Stock that are being registered for reoffers and resales by the Selling Shareholders named below who have acquired shares of our Common Stock pursuant to the Plan. The Selling Shareholders may resell any or all of the shares of our Common Stock at any time they choose while this prospectus is effective.

Executive officers and directors, their family members, trusts for their benefit, or entities that they own or that acquire shares of our Common Stock from a Selling Shareholder may be added to the Selling Shareholders list below by a prospectus supplement filed with the SEC. The number of Shares to be sold by any Selling Shareholder under this prospectus also may be increased or decreased by a prospectus supplement.

The selling shareholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling shareholder to suspend the sales of the shares of our common stock being offered pursuant to this reoffer prospectus upon the occurrence of any event that makes any statement in this amended reoffer prospectus or the related registration statement untrue in any material respect of that requires the changing of statements in those documents in order to make statements in those documents not misleading.

As of October 18, 2013, there were 180,667,114 shares of our Common Stock outstanding.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to this Offering (1)	Number of Shares Offered Hereby (1)	Number of Shares Owned After this Offering Assuming All Shares Offered Hereby are sold	Percentage of Ownership After this Offering (%) (2)

David Knepper (3)	1,905,000	1,900,000	5,000	.0000276752%

_____________

(1)	For purposes of this table, we have assumed that the selling shareholder will have sold all of the shares registered under this prospectus upon completion of the offering and that additional shares issuable in connection with certain dilutive events have not been issued.

(2)	Based on 180,667,114 shares of common stock issued and outstanding as of October 18, 2013. Shares of our common stock being offered pursuant to this reoffer prospectus by a selling shareholder are counted as outstanding for computing the percentage for that particular selling stockholder but are not counted as outstanding for computing the percentage of any other person.

(3)	Mr. Knepper is, and has been, a Director of the Company since 2011 and received the shares pursuant to the conversion of $19,569.51 of accrued debt for consulting services rendered to the Company, such conversion was at a rate of $0.0102997421 per share.

PLAN OF DISTRIBUTION

Each selling shareholder of our Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the OTCBB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares of our Common Stock:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
·	an exchange distribution in accordance with the rules of the applicable exchange;

·	privately negotiated transactions;
·	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

·	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
·	a combination of any such methods of sale;

·	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
·	any other method permitted pursuant to applicable law.

In the event of the transfer by the selling stockholder of his shares of our common stock or stock options to any pledgee, donee or other transferee, we will amend this amended reoffer prospectus and the registration statement of which this amended reoffer prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his shares.

In effecting sales, brokers and dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

Broker-dealers may agree with the selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholder and any broker-dealers or agents that participate with the selling stockholder in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling stockholder may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by the selling stockholder, his broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholder will satisfy the prospectus delivery requirements under the Securities Act of 1933. We will file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event the selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to the registration statement of which this amended reoffer prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this amended reoffer prospectus and other facts material to the transaction.

We and the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of our common stock.

All expenses for this amended reoffer prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholder, the purchasers participating in such transaction, or both.

Any shares of our common stock being offered pursuant to this amended reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this amended reoffer prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2012 and December 31, 2011, which report is incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by KWCO, PC, an independent registered public accounting firm, to the extent and for the periods set forth in their reports and are included in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.

Zouvas Law Group, P.C., located at 2368 Second Avenue, San Diego, California 92101, has passed upon the validity of the Common Stock being offered hereby pursuant to this reoffer prospectus.

MATERIAL CHANGES

There have been no material changes to the affairs of our company since December 31, 2012 which have not previously been described in a report on Form 10-K, Form 10-Q or Form 8-K filed with the Securities and Exchange Commission.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain Statements contained in, or incorporated by reference in, this Registration Statement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or the Company’s future financial performance. The Company has attempted to identify forward-looking statements by terminology including “anticipates”, “believes”, “expects”, “can”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predict”, “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions, uncertainties and other factors may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company expectations are as of the date this Registration Statement is filed, and the Company does not intend to update any of the forward-looking statements after the date this Registration Statement is filed to confirm these statements to actual results, unless required by law.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring to other documents that contain that information.  The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus.  We incorporate by reference the following documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we terminate the offering of these shares:

(a) The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in the Registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these documents, at no cost, by written request to: Petron Energy II, Inc. c/o Zouvas Law Group, P.C. attn: Luke C. Zouvas, 2368 Second Avenue, San Diego, CA 92101.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus.  Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference into this prospectus.  You should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-8 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the registration statement.  We have also filed exhibits and schedules to the registration statement that are excluded from this Prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.  You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph at no charge from us.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Revised Statutes provide, in general, that a corporation incorporated under the laws of the State of Nevada, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Nevada or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

1,900,000 Shares

Petron Energy II, Inc.

Common Stock

Prospectus

October 18, 2013

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by Petron Energy II, Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time after the date of this prospectus.

PETRON ENERGY II, INC. __________________ Prospectus _________________
Dated October 18, 2013
TABLE OF CONTENTS

Prospectus Summary
Risk Factors
Information Regarding Forward-Looking Statements
Use of Proceeds
Selling Shareholders
Plan of Distribution
Limitation on Liability and Indemnification Matters
Where You Can Find More Information
Experts
Legal Matters
Incorporation by Reference

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Zouvas Law Group, PC, has opined as to the legality of the securities being offered by this registration statement.

Item 6. Indemnification of Directors and Officers.

In accordance with the laws of Nevada, in general, an incorporated corporation, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Nevada or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

1. Item 512(a) of Regulation S-K.  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and,

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on this 24th day of October, 2014.

PETRON ENERGY II, INC.

By:	/s/ Floyd Smith
Floyd Smith
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Petron Energy II, Inc. hereby severally constitute and appoint Floyd Smith, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Petron Energy II, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Smith Floyd Smith	Chief Executive Officer & Director	October 24, 2014

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
3.01	Articles of Incorporation (1)
3.01a	Certificate of Amendment to Articles of Incorporation (2)
3.01b	Certificate of Amendment to Articles of Incorporation (3)

Bylaws (1)
4.01	2013 Equity Incentive Plan (4)
4.02	Sample Stock Option Agreement (4)
4.03	Sample Stock Award Agreement for Restricted Stock (4)
4.04	Sample Stock Award Agreement for Stock Units (4)
5.01	Opinion of Zouvas Law Group, PC (5)
23.01	Consent of KWCO, PC (5)
23.02	Consent of Zouvas Law Group, PC (included in Exhibit 5.01) (5)

(1)	File on July 10, 2010 as part of our Registration Statement on Form S-1, incorporated by reference herein.
(2)	Filed with the SEC on October 19, 2011 as part of our Current Report on Form 8-K, incorporated by reference herein.
(3)	Filed with the SEC on February 17, 2012 as part of our Current Report on Form 8-K, incorporated by reference herein.
(4)	Filed with the SEC on September 19, 2013, as an Exhibit to Form S-8 POS, incorporated by reference herein.
(5)	Filed with the SEC on October 13, 2014, as an Exhibit to Form S-8 POS, incorporated by reference herein.